Exhibit 99

Contact:

Octel Corp. Investor Relations Andrew Hartley +44-161-498-1858	Citigate Sard Verbinnen Victoria Hofstad +1-212-687-8080

Octel Corp. Responds to Uncertainty in a Major TEL Market

NEWARK, DELAWARE, May 24, 2005 - Octel Corp. (NYSE: OTL) today announced an update on developments in a major market for tetraethyl lead (TEL).

As the Company has regularly stated, our business in the TEL market is subject to various risks, including the timing of orders received from customers, the gain or loss of significant customers, the effects of changing government regulations and economic and market conditions, competition from other manufacturers and changes in the demand for our products, including, as reported in our most recent Annual Report on Form 10K and Annual Report to Shareholders, the rate of continuing decline in demand for TEL. Management monitors developments in the TEL market and such risks closely.

In its Form 10-Q for the first quarter of 2005, Octel announced that developments in one of its major markets have indicated that there was a possibility that a customer may exit the TEL market earlier than had been expected. A senior team has visited the country to better understand and discuss the position.

This major customer has since cancelled purchase orders in relation to its May shipments which have consequently not been delivered. The company believes that this customer has accelerated its phase out of the use of leaded gasoline for motor vehicles, possibly to as early as this year. The company is, however, continuing to work with the customer and will continue to monitor the situation. If this customer takes no further shipments, this will significantly impact the predicted revenues for the company’s TEL business. In 2004 and 2003, the net sales to this customer were $63.6 million and $50.6 million respectively. The net sales in the first quarter 2005 were $6.6 million. At this stage, however, the company cannot predict the impact these events may have on its financial performance for the year.

Against the background of a declining TEL market, the Board of Directors had, at its May 2, 2005 meeting, already authorised a review of corporate costs with the goal of aligning these costs to the future needs of the business. Management believes that this review is likely to result in a significant reduction in corporate costs.

These events will require the company to review the TEL goodwill impairment charge, restructuring costs and its manufacturing capacity plans, together with the terms of its senior credit facility with its senior lenders, each of which could be materially effected by such events. The company has initiated this process and will provide a further update in its Quarter 2 Form 10-Q.

Paul Jennings, Acting Chief Executive Officer commented:

“TEL has always been a very difficult and uncertain market within which to operate. Octel has accepted that this is a feature of this market and that countries may exit the market earlier or later than expected.”

“Octel is capable of positively responding to this latest challenge. This is amply demonstrated by the excellent results achieved so far in managing the decline in the TEL business, improving performance and growing the Petroleum Specialties and Performance Chemicals businesses, together with the appropriate alignment of corporate costs to the needs of the business.”

CAUTIONARY STATEMENT RELATIVE TO FORWARD-LOOKING STATEMENTS

Certain written and oral statements made by our Company and subsidiaries or with the approval of an authorized executive officer of our Company, including statements made in filings with the Securities and Exchange Commission, may constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Generally, the words “believe”, “expect”, “intend”, “estimate”, “project”, “will” and similar expressions identify forward-looking statements, which generally are not historical in nature. All statements which address operating performance, events or developments that we expect or anticipate will occur in the future - including statements relating to volume growth, share of sales or earnings per share growth, and statements expressing general optimism about future operating results - are forward-looking statements. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our Company’s historical experience and our present expectations or projections. As and when made, management believes that these forward-looking statements are reasonable. However, caution should be taken not to place undue reliance on such forward-looking statements since such statements speak only as of the date when made. Although we believe that our expectations are based on reasonable assumptions within the bounds of our knowledge of our business and operations, there can be no assurance that actual results will not differ materially from our expectations. Among the risk factors which could cause actual results to differ materially from expectations are the risks and uncertainties discussed in the annual report on Form 10-K for the year ended December 31, 2004 and those described from time to time in the Company’s other filings with the SEC. These include, without limitation, the timing of orders received from customers, the gain or loss of significant customers, the effects of changing government regulations and economic and market conditions, competition from other manufacturers and changes in the demand for our products, including the rate of decline in demand for TEL, and business and legal risks inherent in non-US activities, including political and economic uncertainty, import and export limitations and market risks related to changes in interest rates and foreign exchange rates, successful completion of planned disposals, the impact of changes in senior management, government investigations and material fines or other penalties resulting from its voluntary disclosure to OFAC, and the existence and impact of any deficiencies or material weaknesses or remedial actions taken by the Company in respect of a potential violation of the Code of Ethics by the former Chief Executive Officer which may have resulted in a potential violation of certain laws and regulations by the former Chief Executive Officer and the Company, and compliance with Section 404 of the Sarbanes-Oxley Act of 2002. In addition, increases in the cost of product, changes in the market in general and significant changes in new product introduction could result in actual results varying from expectations. Should one or more of these risks materialize (or the consequences of such developments worsen), or should the underlying assumptions prove incorrect, actual results could differ materially from those expected. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Octel Corp., a Delaware corporation, is a global chemical company specializing in high performance fuel additives and special and effect chemicals. The company’s strategy is to manage profitably and responsibly the decline in world demand for its major product – tetraethyl lead (TEL) in gasoline – through competitive differentiation and stringent product stewardship, to expand its Petroleum Specialties and Performance Chemicals businesses organically through product innovation and focus on customer needs, and to seek synergistic growth opportunities through joint venture, alliances, collaborative arrangements and acquisitions.